Exhibit 23.1

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ingevity Corporation of our report dated February 26, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ingevity Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

May 7, 2026